EXHIBIT 10.5

Employee Stock Ownership and Savings Plan of the Company (401K)

                              EXHIBIT 10.5

                   Profit Sharing/401(k) Savings Plan

The Company also maintains an employee stock ownership and savings plan (the "Profit Sharing/Savings Plan"), which is designed to provide discretionary contributions by the Company to eligible employees' accounts based upon the profitability of the Company and to provide a means of voluntary tax-free salary deferral for employees pursuant to Section 401(k) of the Internal Revenue Code. The profit sharing aspect of the Profit Sharing/Savings Plan, which is incorporated into the Company's ESOP, provides for discretionary contributions by the Company in the form of the Company's common stock or cash which will be used predominantly to purchase common stock of the Company. The Company may, at its sole discretion, credit eligible participants' accounts with cash or the Company's common stock of up to three percent of the employee's annual compensation. Eligibility requirements, vesting parameters, termination and distribution rules are substantially identical to those of the Pension Plan.

The Profit Sharing/Savings Plan also contains a 401(k) salary deferral provision, which enables eligible employees to defer a percentage of their annual compensation, not to exceed the maximum amount permitted under the Internal Revenue Code. The Company also matches, dollar-for-dollar, the amount deferred by eligible employees, for a maximum matching contribution of three percent of the participant's annual compensation. Participants may direct their deferral compensation, including any matching contributions, into several investment alternatives.

The Profit Sharing/401(k) Savings Plan, as amended, follows this description.


                              MID AM, INC.

                EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN


                         TABLE OF CONTENTS

    ARTICLE I DEFINITIONS ................................... 2

l.0l Acquired Employer ...................................... 2
1.02  Anniversary Date....................................... 2
1.03  Annual Compensation.................................... 2
1.04  Code................................................... 2
l.05  Company................................................ 2
1.06  Employee............................................... 3
1.07  Employer............................................... 3
1.08  Entry Date............................................. 3
1.09  ERISA.................................................. 3
1 l0 ESOP.................................................... 3
1.11 Hour of Service......................................... 3
1.12 Named Fiduciary..........................................4
1.13 Normal Retirement Age....................................4
1.14 Normal Retirement Date...................................4
l.15 Participant..............................................4
l.l6 Plan.....................................................5
1.17 Plan Administrator.......................................5
1.18 Plan Year................................................5
l.l9 Qualified Election.......................................5
1.20 Qualifying Employer Securities...........................5
1.21 Self-Employed Person.....................................5
1.22 Trustee..................................................5
1.23 Trust Fund...............................................5
1.24 Year of Service..........................................6

ARTICLE ELIGIBILITY...........................................7

2.01- Eligibility.............................................7
2.02 Eligibility Upon Re-Employment...........................7
2.03 Eligibility for Employees of an Acquired Employer........7

ARTICLE III CONTRIBUTIONS.....................................8

3.01 Employer Contributions...................................8
3.02 Rollover Contributions..................................10

ARTICLE IV ALLOCATIONS.......................................11

4.01 Participant Accounts....................................11
4.02 Annual Allocations......................................12
4.03 Annual Report to Participants ..........................12

ARTICLE V BENEFITS TO PARTICIPANTS ..........................13

5.0l Upon Retirement or Disability..........................13
5.02 Upon Death.............................................13
5.03 Upon Termination of Employment.........................14
5.04 Certification by Plan Administrator....................17

ARTICLE VI DISTRIBUTIONS....................................18

6.01 Method and Medium of Payment...........................18
6.02 Special ESOP Distribution Requirements ................21
6.03 Mandatory Commencement of Benefits ....................22
6.04 Distributions After Death of a Participant ............24
6.05 Right to Have Accounts Transferred ....................24
6.06 Distribution of Excess Deferrals ......................25
6.07 Restrictions on Distributions of Compensation Deferral
     Contributions .........................................25
6.08 Loans to Participants .................................26
6.09 Cash Dividend Option ..................................27
6.10 Hardship Distributions ................................28

ARTICLE VII LIMITATION ON CONTRIBUTIONS AND BENEFITS .......29

7.01 Limitation of Benefits ................................29

ARTICLE VIII NONDISCRIMINATION REQUIREMENTS.................33

8.01 Definitions ...........................................33
8.02 Nondiscrimination Requirements for Compensation Deferral
     Contributions .........................................38
8.03 Nondiscrimination Requirements for Matching Contributions
     and Employee Contributions ............................41

ARTICLE IX TOP HEAVY PROVISIONS.............................45

9.01 Definitions ...........................................45
9.02 Determination of Top Heavy Status .....................46
9.03 Combination of Defined Benefit and Defined Contribution
     Plan...................................................47
9.04 Minimum Contribution ..................................47
9.05 Minimum Vesting .......................................47




ARTICLE X    AMENDMENT OR TERMINATION..........................49

10.01        Amendment.........................................49
10.02        Plan Termination or Discontinuance of
             Contributions.....................................49
10.03        Merger, Consolidation or Transfer of Assets.......50

ARTICLE XI   ADMINISTRATION....................................51

11.01        Plan Administrator................................51
11.02        Records and Reports...............................52
11.03        Claims Procedure..................................52
11.04        Participants' Right to Vote Employer Stock........53

ARTICLE XII  EXEMPT LOAN.......................................54

12.01        Definition of Exempt Loan.........................54
12.02        Requirements for an Exempt Loan...................54
12.03        Right of First Refusal............................55

ARTICLE XIII TRUSTEE ..........................................56

13.01        Fiduciary Status..................................56
13.02        Establishment and Acceptance of Trust.............56
13.03        Trustee's General Powers..........................56
13.04        Payment of Compensation, Expenses and Taxes.......58
13.05        Accounting........................................58
13.06        Trustee's General Powers..........................58
13.07        Voting Employer Stock.............................58
13.08        Removal, Resignation and Appointment of Successor
             Trustee...........................................59
13.09        Investment Manager................................59
13.10        Payment of Expenses...............................60

ARTICLE XIV INVESTMENT OF THE TRUST FUND ......................61

14.01        General Investment Fund ..........................61
14.02        Individual Investment Funds.......................62
14.03        Appraisal of Employer Stock ......................63
14.04        Diversification of Investments ...................63


ARTICLE XV    MISCELLANEOUS ...................................65

15.01   Participant's Rights ..................................65
15.02   Assignment or Alienation of Benefits ..................65
15.03   Reversion of Funds to Employer ........................65
15.04   Third Party Immunity ..................................66
15.05   Delegation of Authority by Employer ...................66
15.06   Allocation of Responsibilities ........................67
15.07   Construction of Plan ..................................67
15.08   Gender and Number .....................................67
15.09   Headings ..............................................67

APPENDIX A    LIST OF PARTICIPATING EMPLOYERS .................68




                              MID AM, INC.
                EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN
                         AS AMENDED AND RESTATED

THIS AGREEMENT, made and executed at Bowling Green, Ohio on the 17th day of September , 1993, to be effective July 1, 1989, by and between MID AM, INC., a corporation organized and existing under the laws of the State of Ohio (hereinafter referred to as "Employer"), and MID AMERICAN NATIONAL BANK & TRUST COMPANY (hereinafter referred to as "Trustee").

                               WITNESSETH:

WHEREAS, the Employer established the "Mid American National Bank and Trust Company Profit Sharing Retirement Plan", which was effective January 1, 1966 and which was changed to the "Mid Am, Inc. Employee Stock Ownership and Savings Plan" (hereinafter referred to as the "Plan") which became effective July 1, 1989; and

 WHEREAS, the Employer deems it necessary to amend the Plan to comply with the Tax Reform Act of 1986 and make certain other changes;

NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, it is mutually agreed by and between the Employer and the Trustee, that the Plan and Trust shall read as follows:
                                ARTICLE I
                               DEFINITIONS

1.01 Acquired Employer. "Acquired Employer" means any organization, corporate or otherwise, which is acquired by purchase, merger, consolidation or any other method.

1.02 Anniversary Date. "Anniversary Date" means the last day of each Plan Year.

1.03 Annual Compensation. "Annual Compensation" means the total wages, salary, bonuses, commissions, overtime pay and other extra remunerations during the Plan Year received from the Employer but excluding amounts received based on allocable contributions to the Plan. Annual Compensation includes a Participant's voluntary reductions in cash consideration made in accordance with arrangements established by the Employer under Section 125 and
Section 401(k) of the Code.

A Participant's Annual Compensation in excess of $200,000 shall be excluded for purposes of the Plan. This $200,000 limitation will be adjusted at the same time and in the same manner as is provided in Section 415(d) of the Code.

In determining the Annual Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Annual Compensation as determined under this Section prior to the application of this limitation.

1.04 Code. "Code" means the Internal Revenue Code of 1986, as amended.

1.05 Company. "Company" means the Employer and any other corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in
Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.

1.06 Employee. "Employee" means any person employed by the Employer.

1.07 Employer. "Employer" means Mid Am, Inc. or any subsidiary, affiliate or other facility of Mid Am, Inc. to which this Plan has been extended, as listed in Appendix A hereof.

1.08 Entry Date. "Entry Date" means the date the Employee becomes a Participant hereunder, pursuant to the eligibility requirements of Section 2.01 hereof.

1.09 ERISA. "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

1.10 ESOP. "ESOP" means an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Code.

1.11 Hour of Service-~ice. "Hour of Service" means:

(a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by either the Company or the Employer for the performance of duties;

(b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by either the Company or the Employer for reasons (such as vacation, sickness, disability, or similar leave of absence) other than for the performance of duties, and for military leaves, Maternity/Paternity Leaves or leaves for jury duty; and

(c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by either the Company or the Employer provided that the same Hours of Service which shall not be credited under this subsection (c) and subsections (a) or (b) above, as the case may be.

Hours of Service computed hereunder shall be computed in accordance with Section 2530.200 b-2 (b) and (c) of the Department of Labor Regulations which is incorporated herein by reference.

In no event shall more than 501 Hours of Service be credited for any one , continuous period of absence during or for which the employee receives payment for nonperformance of duties whether or not such period occurs in a single computation period.


For purposes of this Section 1.11, a Maternity/Paternity Leave means absence in accordance with the Employer's or Company's pre-approved leave policy which may permit such leaves:

(a) by reason of the pregnancy of an individual,

(b) by reason of the birth of a child of an individual,

(c) by reason of the placement of a child with an individual in connection with the adoption of such child by such individual, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

The Hours of Service credited under this paragraph shall be credited:

(a) in the computation period in which the absence begins if the crediting is necessary in order to give the Participants (501)
Hours, or

(b) in all other cases, in the following computation period.

If the number of hours which would have been credited cannot be determined, such person shall receive credit for eight Hours of Service per day of such absence.

For purposes of this Section 1.11, "computation period" shall mean a 12 consecutive month period commencing on the date of an Employee's first Hour of Service with either the Company or the Employer, or any anniversary thereof.

1.12 Named Fiduciary. "Named Fiduciary" means a fiduciary named in this document, or who, pursuant to a procedure specified in the Plan, is identified as a Named Fiduciary.

1.13 Normal Retirement Age. "Normal Retirement Age" means age sixty-five(65).

1.14 Normal Retirement Date. "Normal Retirement Date" means the first day of the month coinciding with or next following the date on which a Participant attains Normal Retirement Age.

1.15 Participant. "Participant" means an Employee who has satisfied the eligibility requirements for participation in the Plan.


1.16 Plan. "Plan" means the Mid Am, Inc. Employee Stock Ownership and Savings Plan.

1.17 Plan Administrator. "Plan Administrator" means the Committee appointed pursuant to Article XI hereof.

1.18 Plan Year. "Plan Year" means the 12-month period beginning on January 1 and ending on the following December 31 of each year.

1.19 Qualified Election. "Qualified Election" means a waiver of the lump sum payment to the spouse in the event of death of the Participant. The waiver must be in writing and must be consented to by the Participant's spouse. The spouse's consent to a waiver must be witnessed by a Plan representative or notary public and must be limited to a benefit for a specific alternate beneficiary (or a specific form of benefit). Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will not be valid with respect to any other spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of beneficiary will require a new spousal consent.

1.20 Qualifying Employer Securities. "Qualifying Employer Securities" means an Employer security which is common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of the class of Employer common stock having the greatest voting power and the class of Employer common stock having the greatest dividend rights.

1.21 Self-Employed Person. "Self-Employed Person" means a self-employed individual who performs personal services for the Employer and who owns an interest in the Employer.

1.22 Trustee. "Trustee" means Mid American National Bank & Trust
Company or its successor as appointed under the Plan, which shall be a Named Fiduciary.

1.23 Trust Fund. "Trust Fund" means all assets of whatever kind or nature held by the Trustee pursuant to the terms of the Plan.


1.24 Year of Service. For purposes of determining eligibility to participate in the Plan in accordance with Section 2.01 hereof, "Year of Service" means the completed 12 consecutive month period commencing on the date of an Employee's first Hour of Service with either the Company or the Employer, or any anniversary date thereof, during which such Employee is credited with at least one thousand (1,000) Hours of Service.

For purposes of determining a Participant's nonforfeitable interest pursuant to Section 5.03 hereof, "Year of Service" means a Plan Year during which such Participant is credited with at least 1,000 Hours of Service. For purposes of Section 5.03, a Participant will be credited with a Year of Service if he completes 1,000 Hours of Service during said period, even though he is not employed for the full 12-month period.

Service of an Employee with the Armed Forces of the United States shall be deemed to be service with the Employer for purposes of Sections 2.01 and 5.03 hereof, provided the Employee returns to active employment with the Employer within the prescribed time limits during which he retains re-employment rights by law. If such Employee does not return during such period, his employment will be deemed to have been terminated when he entered the Armed Forces.

An Employee who does not initially meet the eligibility requirements of Section 2.01 and later becomes a Participant, will have all Years of Service counted for Plan purposes, both prior to and subsequent to becoming a Participant.

In the event a terminated Participant is re-hired, all Years of Service with either the Company or the Employer shall be counted for purposes of Sections 2.01 and 5.03 hereof.

Employees of an acquired employer shall be granted Years of Service credit under the conditions and standards of this Section
1.24 for all service which they had with the acquired employer.


                               ARTICLE II
                               ELIGIBILITY

2.01 Eligibility

Each Employee who was a participant in the Mid American National
Bank and Trust Company Employee Stock Ownership Trust as of
January 1, 1989 shall continue to participate in the Plan as amended and restated.

Each Employee shall participate in the Plan on the January 1 or July 1 coinciding with or next following the date he meets all of the following requirements:

(a) is credited with one (1) Year of Service;

(b) has attained age twenty-one (21); and

(c) is not a member of a collective bargaining unit unless the agreement between the Employer and the union provides for participation hereunder.

2.02 Eligibility Upon Re-Employment

A former Participant, or former Employee who met the eligibility requirements of Section 2.01 for participation in the Plan at the time he terminated employment, who is subsequently rehired shall participate hereunder on the Entry Date coinciding with or next following his re-employment by the Employer.

2.03 Eligibility for Employees of an Acquired Employer

Employees of an Acquired Employer will be eligible for this Plan under the conditions of Article II as of such dates as determined by any of the corporate officers. Such group of employees and dates of entry shall be described in Appendix A of this Plan.


                               ARTICLE III
                              CONTRIBUTIONS

3.01 Employer Contributions

The Plan is designed to qualify as a profit sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code, however, the Employer may make contributions to the Plan without regard to current or accumulated earnings and profits for any taxable year or years ending with or within such Plan Year.

Profit Sharing Contributions. Each year the Employer may make a contribution to the Trust Fund in such amounts as it may determine in its sole discretion, to be held and administered in trust by the Trustee according to the terms and conditions of the Plan. Employer contributions shall be paid in cash or shares of Employer stock. Shares of Employer stock will be valued at their then fair market value. To the extent that the Trust has obligations arising from an extension of credit to the Trust which is payable in cash within one year of the date of the Employer's contribution is made, such contribution will be paid to the Trust in cash. Any such contribution shall be allocated in accordance with Section 4.02 hereof.

These contributions are intended to qualify an employee stock ownership contributions under Section 4975(e)(7) of the Code and the regulations thereunder, and are intended to be invested primarily in Qualifying Employer Securities. At any time, up to 100 percent of the assets attributable to Profit Sharing Contributions may be invested in Qualifying Employer Securities.

The Employer's Profit Sharing Contribution, if any, shall be made to the Trustee in full within such time as may be permitted for Federal Income Tax purposes to obtain a deduction for the contribution by the Employer for such taxable year.

Compensation Deferral Contributions. Effective July 1, 1989, each eligible Participant may elect to defer a percentage of his Annual Compensation for each pay period that he remains a Participant in accordance with procedures established by the Plan Administrator. The Participant's election shall be made at such time and in such manner as the Plan Administrator shall determine. Said election shall remain in effect until revoked or superseded by a subsequent election pursuant to procedures established by the Plan Administrator.

Compensation Deferral Contributions shall not be considered as income to the Participant for purposes of Section 61 of the Code.
Such contributions shall be deemed as those made by the Employer, subject to the limitations of Section 7.01 hereof.

Except as provided herein, the Employer shall contribute to the Plan on behalf of the Participant the full amount of the Compensation Deferral Contribution authorized by said Participant. In no event, however, shall a Participant's Compensation Deferral Contributions to the Plan for any calendar year exceed seven thousand dollars ($7,000) or such other amount as may be allowable pursuant to Section 402(g)(5) of the Code. The Employer shall automatically discontinue Compensation Deferral Contributions for the remainder of the year on behalf of a Participant who reaches this limitation. A Participant may request a distribution of any Excess Deferrals (Compensation Deferral Contributions in excess of the limitation) in accordance with the provisions of Section 6.06 hereof in the event that his Compensation Deferral Contributions to the Plan, when combined with any amounts deferred under any plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the limit of Section 402(g) of the Code.

Contributions to a Participant's Compensation Deferral
Contributions Account must meet the nondiscrimination requirements of Section 401(k) of the Code pursuant to Section
8.02 hereof.

Compensation Deferral Contributions shall be periodically contributed by the Employer to the Trust Fund in accordance with the Employer's established payroll procedures in a manner uniformly applied to all Participants similarly situated.

Matching Contributions. Effective July 1, 1989, the Employer shall contribute to the Trust Fund on behalf of each Participant an amount equal to 50 percent of the first 6 percent of a Participant's Compensation Deferral Contributions, to a maximum of 3 percent of such Participant's Annual Compensation. Matching Contributions for the period from July 1, 1989 through December 31, 1989 shall be based on Annual Compensation received during that period. Effective January 1, 1992, the Employer shall determine the Matching Contribution each Plan Year. The discretionary Matching Contribution shall be communicated to Participants prior to the beginning of each Plan Year.

Notwithstanding the above, Compensation Deferral Contributions authorized by Participants employed by the Farmers Banking Company that represent a one-time election to defer their July, 1989 cash bonus shall not be eligible for Employer Matching Contributions.

Contributions to a Participant's Matching Contributions Account must meet the nondiscrimination requirements of Section 401(m) of the Code pursuant to Section 8.03 hereof.


Matching Contributions shall be periodically contributed by the Employer to the Trust Fund in accordance with the Employer's established payroll procedures in a manner uniformly applied to all Participants similarly situated.

3.02 Rollover Contributions

The Trustee may accept transfers on behalf of a Participant from:

(a) a qualified pension or profit sharing plan maintained by a former employer of the Participant;

(b) a previously qualified pension or profit sharing plan maintained by the Employer;

(c) a "rollover" Individual Retirement Account as that term is defined in Section 408(d)(3)(A)(ii) of the Code;

(d) a plan in which assets are held on behalf of an Owner-Employee as defined in Section 401(c)(3) of the Code, which satisfies the applicable requirements of Sections 401(a) and 401(d) of the Code and with respect thereto:

(1) the transferred funds shall be maintained in separate accounts in the name of the respective Participants; and

(2) a Participant's interest in the separate account shall be nonforfeitable; and

(3) the Trustee may not lend any portion of such separate account to any Participant.

Rollover Contributions made pursuant to this Section 3.01 shall be credited to the Participant's Rollover Contributions Account and shall be at all times nonforfeitable.

Notwithstanding the above, no direct transfer may be made from a plan maintained by the Company that is subject to the requirements of Section 401(a)(11)(A) of the Code.


                               ARTICLE IV
                               ALLOCATIONS

4.01 Participant Accounts

Separate Accounts shall be maintained by the Trustee for each Participant as follows:

(a) Profit Sharing Contributions Account. The amount of the Employer's contribution to the Trust Fund pursuant to Section
3.01 hereof and allocated pursuant to Section 4.02(a) hereof, together with such Participant's share of all income, gains and accumulations therefrom, shall be credited and losses debited to each Participant's Profit Sharing Contributions Account.

(b) Compensation Deferral Contributions Account. Compensation Deferral Contributions authorized by each Participant and contributed by the Employer pursuant to Section 3.01 hereof, together with such Participant's share of all income, gains and accumulations therefrom, shall be credited and losses debited to each Participant's Compensation Deferral Contributions Account.

(c) Matching Contributions Account. Matching Contributions made by the Employer pursuant to Section 3.01 hereof, together with such Participant's share of all income, gains and accumulations therefrom, shall be credited and losses debited to such Participant's Matching Contributions Account.

(d) Prior Plan Account. Amounts transferred from a previous qualified plan of the Employer, together with such Participant's share of all forfeitures, income, gains and accumulations therefrom, shall be credited and losses debited to each Participant's Prior Plan Account.

(e) Rollover Contributions Account. Rollover Contributions made by a Participant pursuant to Section 3.02 hereof, together with such Participant's shares of all income, gains and accumulations therefrom, shall be credited and losses debited to such Participant's Rollover Contributions Account.

Said Profit Sharing Contributions Account, Compensation Deferral
Contributions Account, Matching Contributions Account, Prior Plan
Account and Rollover Contributions Account will sometimes hereinafter be collectively referred to as "Accounts" .


4.02 Annual Allocations

(a) Employer Contributions.

Profit Sharing Contributions. Effective as of the last day of each Plan Year, any amount contributed by the Employer pursuant to Section 3.01 hereof shall be allocated and credited to the Profit Sharing Contributions Account of each eligible Participant. An allocation will be made only if the Participant was employed on the last day of such Plan Year and was credited with at least 1,000 Hours of Service during such Plan Year, subject to the provisions of Section 8.04 hereof, except that any Participant who became totally and permanently disabled, died or retired during such Plan Year shall receive an allocation. Such allocations shall be determined in the same proportion that such Participant's Annual Compensation bears to the total Annual Compensation of all Participants for such Plan Year.

Compensation Deferral Contributions. Compensation Deferral
Contributions made by the Employer on behalf of a Participant shall be credited to said Participant's Compensation Deferral
Contributions Account.

Matching Contributions. Matching Contributions made by the
Employer on behalf of a Participant shall be credited to said
Participant's Matching Contributions Account.

(b) Investment Gain or Loss: Any net gain or net loss resulting from the operation of the Investment Funds of the Trust for such year, determined in accordance with Article XIV hereof, shall be allocated by the Trustee to the respective Participant's Accounts in proportion to the value of the respective interests in the Investment Fund immediately preceding such revaluation.

(c) Allocation of Cash Dividends: Cash dividends on Employer
Stock allocated to a Participant's Account shall be credited to the Participant's Account.

4.03 Annual Report to Participants

The Plan Administrator shall notify each Participant in writing of the financial status of his Accounts as of the last day of each Plan Year.


ARTICLE V
BENEFITS TO PARTICIPANTS

5.01 Upon Retirement or Disability

When a Participant retires (whether it be Early Retirement, at Normal Retirement Date or after Normal Retirement Date) or becomes totally and permanently disabled, the entire interest in his Accounts, including the amount of any additional credit as finally deternined, representing his participation and contributions for the year in which his disability or retirement occurred, shall become nonforfeitable and his participation hereunder shall thereupon cease. The Plan Administrator, in accordance with the provisions of Section 6.01 hereof, shall then direct the Trustee to distribute to such Participant the entire interest in his Accounts.

Normal Retirement. Each Participant's Accounts shall be nonforfeitable upon the attainment of his Normal Retirement Age and the Participant may retire on his Normal Retirement Date.

Late Retirement. A Participant who remains in the employment of the Employer after his Normal Retirement Date shall continue to participate hereunder. No distribution shall be made to the Participant until his actual retirement, subject to the mandatory commencement of benefit provisions of Section 6.02 hereof.

Early Retirement. A Participant may retire early at any time after attaining age fifty-five (55).

Total and Permanent Disability. "Total and permanent disability" means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders him incapable of continuing in the employment of the Employer. The total and permanent disability of any Participant shall be deternined by the Plan Administrator, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Plan Administrator deems necessary.

5.02 Upon Death

Upon the death of a Participant, the entire interest in the Accounts of such Participant, including the amount of any additional credit as finally determined, representing his participation and contributions for the Plan Year in which his death occurs, shall become nonforfeitable and the Plan Administrator, in accordance with the provisions of Section 6.01 hereof, shall then direct the Trustee to distribute the entire interest in his Accounts to such Participant's designated beneficiary or beneficiaries, or if none, as provided in this Section 5.02. The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the entire interest in the Accounts of such deceased Participant as the Plan Administrator deems desirable and the Plan Administrator's determination shall be conclusive. Such distribution shall be made as soon as administratively feasible following the Participant's death and in accordance with the rules and procedures established by the Plan Administrator.

All payments must be made to the spouse of the Participant in a lump sum unless subject to a Qualified Election.

Each Participant, by written instrument delivered to the Plan Administrator, shall have the unqualified right to designate and from time to time change the beneficiary or beneficiaries to receive in the event of his death the entire interest in his Accounts.

In the event the Participant fails to designate a beneficiary or beneficiaries, the entire interest in his Accounts shall be distributed first to his spouse if then living, or second to his estate.

5.03 Upon Termination of Employment

(a) Nonforfeitable Interest. Upon termination of a Participant's employment for any reason other than retirement, total and permanent disability or death, the Trustee shall, in accordance with the provisions of Section 6.01 hereof and at the instruction of the Plan Administrator, distribute to the Participant the entire interest then constituting his Compensation Deferral Contributions Account, Matching Contributions Account and Rollover Contributions Account which are always nonforfeitable, and the nonforfeitable interest in his Profit Sharing Contributions Account, and Prior PLAN Account based on his
Years of Service determined in accordance with the applicable schedule below:

              For Participants hired before January 1, 1989
        (Except Employees of First National Bank Northwest Ohio)

               Years of Service Nonforfeitable Interest

                    Less than 1             0 percent
                    1 but less than 2      10 percent
                    2 but less than 3      20 percent
                    3 but less than 4      30 percent
                    4 but less than 5      40 percent
                    5 or more             100 percent

                    Normal Retirement Age 100 percent

For Participants hired on or after January 1, 1989 and Employees of First National Bank Northwest Ohio

Years of Service        Nonforfeitable Interest

Less than 5                     0 percent
5 or more                     100 percent

Normal Retirement Age         100 percent

In the event the nonforfeitable interest schedule is hereafter amended, or the nonforfeitable interest schedule of an existing plan is amended by the Plan, then any Participant who has completed at least three Years of Service on the later of the date the amendment is adopted, or the date the amendment is effective may elect, in writing, beginning on the date the Plan amendment is adopted and ending on the later of:

(1) his termination of employment,

(2) the date which is 60 days after the day the Plan amendment is adopted,

(3) the date which is 60 days after the day the Plan amendment becomes effective, or

(4) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Plan
Administrator,

to have his nonforfeitable interest in his Accounts determined without regard to such amendment by notifying the Plan
Administrator.

(b) Forfeiture.

(1) If a Participant terminates service, and the value of his vested Accounts is not greater than $3,500, the Participant will receive a distribution of the value of the entire vested portion of his Accounts and the nonvested portion will be treated as a forfeiture.

(2) If a Participant terminates service and elects to receive, pursuant to Section 6.01 hereof, the vested portion of his Accounts, the nonvested portion will be treated as a forfeiture. If the Participant receives a distribution of less than the entire vested portion of his Accounts, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the vested Accounts.

(3) If a Participant receives a distribution pursuant to Section
6.01 hereof which is less than the value of the Participant's Account, and resumes employment within the five consecutive Plan Years following the Plan Year in which termination of employment occurs, the Participant's Account will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution.

(4) If a Participant does not receive a distribution pursuant to
Section 6.01 hereof, no forfeiture will occur until the expiration of five consecutive Plan Years following the Plan Year in which termination of employment occurs during which the Participant is not re-employed.

Forfeitures shall be used to reduce the contribution due from the Employer for the current Plan Year or the Plan Year following the Plan Year in which the forfeiture occurs.

For purposes of this Section 5.03(b) if a Participant does not have any nonforfeitable interest in his Accounts, he will be deemed to have received a distribution of the entire vested portion of his Accounts in accordance with the provisions of subparagraph (2) above without having submitted any application for benefits to the Plan Administrator. If such Participant returns to active service with the Employer prior to the expiration of five consecutive Plan Years following the Plan
Year in which his termination of employment occurred, said Participant will be deemed to have paid back the distribution and his Accounts will be restored as provided in subparagraph (3) above.

(c) In the event that there is a Change in Control of the Employer, the nonforfeitable interest of each Participant in his Accounts pursuant to Section S.03(a) shall be 100 percent as of the effective date of the Change in Control. For the purposes of the Plan, any one or more of the following events shall constitute a Change in Control: (i) the merger or consolidation of Employer with or into any other corporation and Employer is not the surviving corporation; (ii) in excess of 24.99 percent of the outstanding common stock of Employer is owned, held or controlled by an entity, person or group acting in concert with the power to control the company as that term is defined in Rule 405 of the Securities Act of 1988; (iii) the sale or exchange of in excess of 24.99 percent of the assets of Employer to any entity, person or group acting in concert; (iv) the recapitalization, reclassification of securities or reorganization of Employer which has the effect of either subpart
(ii) or (iii) above; (v) the issuance by Employer of securities in an amount in excess of 24.99 percent of the outstanding common stock of Employer to any entity, person or group acting in concert and intending to exercise control of Employer; or (vi) the removal, termination or retirement of more than 50 percent of the members of the Board of Directors during any consecutive 12-month period.

5.04 Certification by Plan Administrator

The Plan Administrator shall certify to the Trustee all pertinent facts and information required to determine its proper action in connection with retirement, disability, death and termination of employment of Participants, and the Trustee may rely fully upon information so certified and shall be fully protected in so doing; but in the absence of appropriate certificates as to any such facts or pertinent related facts, the Trustee may rely and act upon other information which it reasonably believes to be true.


ARTICLE VI
DISTRIBUTIONS

6.01 Method and Medium of Payment

The distribution of a Participant's nonforfeitable interest in his Account shall be subject to the consent, in writing, of the Participant and the Participant's spouse, if any. However, if the value of the Participant's vested Account is not greater than $3,500, the Plan Administrator shall require a distribution of the value of the entire vested portion of the Participant's Account. If a lump sum distribution is to be made after the Annuity Starting Date, such distribution must be consented to in writing by the Participant and the Participant's spouse, if any, or where the Participant is dead, the surviving spouse, regardless of the amount of the distribution.

(a) Definitions: The following definitions shall apply for purposes of this Section 6.01:

(l) "Annuity Starting Date." Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity, regardless of when or whether payment is actually made. In the case of benefits not payable as an annuity, the Annuity Starting Date is the date on which all events have occurred which entitle the Participant to a benefit.

(2) "Election Period." Election Period means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to benefits accrued prior to separation, the Election Period shall begin on the date of separation.

(3) "Qualified Joint and Survivor Annuity." Qualified Joint and Survivor Annuity means an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse which is the actuarial equivalent of the normal form of benefit, or if greater, any optional form of benefit. A Qualified Joint and Survivor Annuity for a Participant who is not married shall be an annuity for the life of such Participant.


(b) Joint and Survivor Benefits

All Participants shall have their benefits distributed in the form of an automatic joint and survivor annuity. This provision shall apply to any Participant who:

(1) begins to receive payments under the Plan on or after Early or Normal Retirement Age; or

(2) dies on or after Normal Retirement Age while still working for the Employer; or

(3) separates from service on or after becoming vested in his Account and thereafter dies before beginning to receive such benefits.

The above provision is subject to a Qualified Election executed during the Election Period.

Qualified Joint and Survivor Annuity: Unless an optional form of benefit is selected within the Election Period pursuant to a Qualified Election within the 90- day period ending on the date benefit payments would commence, a Participant's vested Account will be paid in the form of a Qualified Joint and Survivor Annuity.

Qualified Pre-Retirement Survivor Annuity: Absent a Qualified Election to the contrary, if a vested Participant dies, the Participant's vested Account balance shall be applied toward the purchase of an annuity for the life of the Participant's surviving spouse, if any. The spouse of the deceased Participant may elect to receive the full value of such Participant's Account in a lump sum in lieu of the Qualified Pre-Retirement Survivor Annuity.

The surviving spouse shall begin to receive payments immediately, unless such surviving spouse elects a later date.

Failure to waive any joint and survivor annuity form of payment will not result in a decrease in any Plan benefit with respect to such Participant.

The Plan Administrator shall provide each Participant within the applicable period, a written explanation of the Qualified Pre-Retirement Survivor Annuity which shall contain the following: 1) the terms and conditions of a Qualified Pre-Retirement Survivor Annuity; 2) the Participant's right to make and the effect of an election to waive this form of benefit;
3) the rights of the Participant's spouse; and 4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Pre-Retirement Survivor Annuity. In the case of a Participant who enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide the required notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan. For purposes of this notice, "applicable period" means, with respect to a particular Participant, the latest of the following:

(1) The period which begins with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Plan Year in which the Participant attains age 35;

(2) a reasonable period after the Employee becomes a Participant;

(3) a reasonable period after this Section 6.01(b) no longer applies to the Participant; or

(4) a reasonable period after the Participant's separation from service in the case of a Participant who separates from service before attaining age 35.

(c) Optional Forms of Benefit

Except as provided in paragraph ~b) above, the distribution of a Participant's nonforfeitable interest in his Account shall be made by the Trustee to such Participant or his beneficiaries upon his retirement, disability, death or termination of employment, as the case may be, in cash or in kind, or part in cash and part in kind, in one or a combination of two or more of the following methods as such Participant or beneficiary, subject to a Qualified Election, may request:

(1) ln one sum, or

(2) in periodic distributions.

If any portion of a Participant's Account is to be distributed pursuant to this Section 6.01 over a period of years, such portion shall be distributed in substantially equal installments over such number of years as shall not exceed:

(1) a period certain not extending beyond the life expectancy of the Participant, or

(2) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

6.02 Special ESOP Distribution Requirements

This Section 6.02 shall apply to distributions of a Participant's
Profit Sharing Contributions Account, and shall not act to eliminate any form or time of distribution otherwise available under the Plan.

(a) Time of Distribution. Notwithstanding any other provision of this Plan, other than such provisions as require the consent of the Participant and the Participant's spouse to a distribution with a present value in excess of $3,500, a Participant may elect to have the portion of his Profit Sharing contributions Account attributable to Qualifying Securities acquired by the Plan after December 31, 1986 distributed as follows:

(1) If the Participant separates from service by reason of the attainment of Normal Retirement Age, death or disability, the distribution of such portion of the Participant's Profit Sharing Contributions Account will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects pursuant to Section 6.01 hereof.

(2) If the Participant separates from service for any reason other than those enumerated in paragraph (1) above, and is not re-employed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's Profit sharing Contributions Account will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service unless the Participant otherwise elects pursuant to Section 6.01 hereof.

(3) If the Participant separates from service for a reason other than those described in paragraph (1) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with Section 6.01 hereof.

For purposes of this Section 6.02, Qualifying Employer Securities shall not include any Employer securities acquired with the proceeds of a loan described in Article XII hereof until the close of the Plan Year in which such loan is repaid in full.

(b) Form of Distribution. Distribution may be made either in whole shares of Employer stock or in cash as the Plan Administrator shall decide, provided that any distribution in cash shall only be made after a Participant has been offered the right to receive such distribution in shares of Employer stock. In the event the distribution is to be made in Employer stock, any balance in a Participant's Account will be applied to acquire for distribution the maximum number of whole shares of Employer stock at the applicable value. Any fractional share value unexpended balance will be distributed in cash. If the Employer stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Employer stock is acquired and then make such distribution. The Trustee will make distribution from the Trust only on instructions from the Plan Administrator.

(c) Period for Payment. Distributions required under this Section
6.02 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under the provisions of Section 6.01 hereof. In no event shall such distribution period exceed the period permitted in Section 401(a)(9) of the Code.

(d) Determination of Amount Subject to Special Distribution and Payment Requirements. The portion of a Participant's Profit Sharing contributions Account attributable to Qualifying Employer Securities which were acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of shares of such securities held in the Account by a fraction, the numerator of which is the number of shares acquired by the Plan after December 31, 1986 and allocated to Participant's Profit Sharing Contributions Account (not to exceed the number of shares held by the Plan on the date of distribution) and the denominator of which is the total number of shares held by the Plan at the date of the distribution.

6.03 Mandatory Commencement of Benefits

Distribution hereunder shall commence not later than the 60th day after the end of the Plan Year in which the later of the following events occurs:

(a) The Participant attains the earlier of: (1) age 65 or (2)
Normal Retirement Age;

(b) The tenth anniversary of the year in which the Participant commences participation in the Plan; or

(c) The Participant terminates his employment with the Employer.

A Participant may elect to defer the commencement of distribution hereunder to a date later than set forth above, provided, however, that any such election must be made by submitting to the Plan Administrator a written statement, signed by the Participant, which written statement describes the method and medium of distribution and the date on which such distribution shall commence. If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor life expectancy are computed by the use of the return multiples contained in Section 1.729 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant. All distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations.

Anything above to the contrary notwithstanding, distributions of a Participant's benefits must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 in accordance with the minimum distribution requirements of Section 401 (a)(9) of the Code. For purposes of this minimum distribution, the Participant may elect prior to the date of the first required distribution to have his life expectancy and his spouse's life expectancy recalculated annually. Such election shall be irrevocable once made, and shall apply for all subsequent Plan Years. The Participant and his spouse shall have the right to separately elect as to whether each wants his life expectancy recalculated, and the election of one shall not affect the election of the other. In the event that either the Participant or his spouse fails to make an election, his life expectancy shall be recalculated annually.

The mandatory commencement of distribution to a Participant or beneficiary pursuant to this Section, shall not apply provided
(i)that prior to January 1, 1984, or such other date permitted by law, a Participant (including Key Employees) who had an Account balance under this Plan as of December 31, 1983 made a written designation providing for the commencement of distributions at a later date, and (ii)further providing for a method of distribution of the benefit which satisfy the provisions of Code
Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982 (including rules relating to incidental death benefits). Any written designation, if made, shall be binding upon the Plan Administrator. In addition, the mandatory commencement of distribution shall not apply to any Participant who attained age 70-1/2 prior to January 1, 1988 and who was not a five percent owner at any time after he attained age 66-1/2.

6.04 Distributions After Death of a Participant

If a Participant dies before any of his interest in the Plan has been distributed, the Participant's interest shall be distributed in one of the following methods:

(a) The entire interest of the Participant shall be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death, regardless of who is to receive the distribution.

(b) If the distribution is to be made to a designated beneficiary, the distribution of a Participant's interest shall commence not later than December 31 of the calendar year immediately following the calendar year in which the Participant died, and payments shall occur over a period not extending beyond the life expectancy of such designated beneficiary. If distribution is to be made to the Participant's surviving spouse, distribution must commence on or before the later of:

(1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 701/2. Such distribution shall occur over a period not extending beyond the life expectancy of such designated beneficiary.

A Participant or his spouse or designated beneficiary, subject to a Qualified Election, may elect the method of distribution described in subparagraph (b) above. Such election must be made no later than the earlier of: (1) the date which distribution would have to occur according to the provisions of subparagraph
(a) above, or 2) the date which distribution would have to occur according to the provisions of subparagraph (b) above. As of such date, the election is irrevocable and shall apply for all subsequent years and any subsequent beneficiaries. If no such election is made, distribution shall be made in accordance with subparagraph (a) above.

If the surviving spouse dies before the distributions to such spouse begin, the payment of the Participant's interest shall be made as of the surviving spouse were the Participant.


If distribution of the Participant's interest has begun at the time of such Participant's death, distribution may be made for a term certain at least as rapidly as under the method of distribution used prior to the death of the Participant.

6.05 Right to Have Accounts Transferred

By notice to the Plan Administrator, a Participant entitled to a distribution shall have the right to have the nonforfeitable portion of his Accounts transferred to another plan and trust which is qualified under Section 401(a) of the Code and is a tax-exempt trust under the provisions of Section 501(a) of the Code or to an Individual Retirement Account as provided under Section 408 of the Code. Notwithstanding the preceding sentence, no such transfer may occur to another qualified plan and trust maintained by the Company.

6.06 Distribution of Excess Deferrals

Notwithstanding any other provision of this Plan, Excess Deferrals and income attributable thereto shall be distributed no later than the April l5th following the calendar year in which the Participant claims Excess Deferrals. The Participant's claim must be in writing; must be submitted to the Plan Administrator no later than March 1 of the calendar year following the calendar year of the Excess Deferrals; must specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and must be accompanied by a written statement of the Participant that if such amounts are not distributed, the Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the calendar year in which the contributions were made.

The Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferrals, shall in no event be less than the lesser of the Participant's Compensation Deferral
Contributions Account under the Plan or the Participant's
Compensation Deferral Contributions for the calendar year.

For purposes of this Section 6.06, "Excess Deferrals" means the amount of a Participant's Compensation Deferral Contributions to this Plan which the Participant claims, pursuant to the procedure outlined above, to be in excess of the amount allowable under
Section 402(g) of the Code.

6.07 Restrictions on Distributions of Compensation Deferral
Contributions

Compensation Deferral Contributions may not be distributed from this Plan prior to the earlier of:

(a) retirement, separation from service, death or disability of the Participant;

(b) attainment of age 59-1/2 by the Participant, if procedures have been established by the Plan Administrator;

(c) termination of the Plan without establishment of a successor plan;

(d) sale of substantially all of the assets of the Employer to an entity that is not an affiliated employer; or

(e) upon the sale of a subsidiary of the Employer to an entity that is not an affiliated employer, only Participants who are employed by such subsidiary may receive a distribution of their Compensation Deferral Contributions Account.

In addition, if procedures have been established by the Plan
Administrator, Compensation Deferral Contributions (excluding any earnings thereon) may be distributed upon hardship of the Participant determined in accordance with Section 401(k) of the Code.

6.08 Loans to Participant

The Trustee has the power to make loans to Participants on a uniform, nondiscriminatory basis in accordance with procedures established by the Plan Administrator, from the assets of the Trust upon the terms and conditions hereinafter set forth, and upon the request of a Participant for a loan from the Trust.

(a) The total amount which any Participant can borrow under this provision cannot exceed the lesser of 50 percent of the Participant's vested Accounts or $50,000, reduced by the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before which such loan is to be made.

(b) Each loan shall bear an interest at an annual rate which, at the time of the loan, is comparable to the rate then being charged by commercial banking institutions in Bowling Green, Ohio for loans of a similar nature; or, if applicable, the rate which at the time of the loan is in effect at the Trustee's Commercial Loan Department.

(c) Each Participant who receives a loan hereunder shall also receive a clear statement of the charges involved in each loan transaction. The statement shall include the dollar amount and the annual interest rate of the finance charge.

(d) Loans shall be repaid by the Participant in such manner as the Trustee and the Participant shall determine, provided that said loan shall be repaid in full within the earlier of five years or the date of the Participant's retirement; provided, however, that if the loan is to be used to acquire a dwelling which is to be used within a reasonable time as the principal residence of the Participant, the length of the loan shall be comparable to the length of loans being granted by commercial banking institutions in Bowling Green, Ohio for loans for a similar purpose. The loan shall be amortized in level payments over the term of the loan, with payments occurring not less frequently than quarterly.

(e) All loans shall be evidenced by Promissory Notes and such other documents which the Trustee may reasonably require under the circumstances.

(f) The Trustee shall be entitled to exercise all legal and equitable rights available to it in order to enforce the collection of such unpaid loan balance.

(g) If any loan to a Participant is unpaid on the date that he, or his beneficiary or estate, becomes entitled to receive benefits from the Trust, such unpaid portion shall, as of that date, become due and the amount thereof, together with any unpaid interest thereon, shall be deducted from any benefits which he, his beneficiary or his estate otherwise would have been entitled to receive.

If procedures have been established by the Plan Administrator, collateral to secure repayment of a loan may include real or personal property. If real property is given as collateral, it shall be pledged by a mortgage which shall be properly recorded. If a loan is not repaid when due, the Plan Administrator shall take all actions as are appropriate to collect the debt and such actions shall include in each case in which real property has been pledged, first foreclosing on the mortgage or taking the property given as security and only secondarily shall the Plan Administrator seek recovery from the Participant's Accounts.

The provisions of this Section 6.08 shall apply the same for loans renewed, renegotiated, modified or extended as for new loans.

6.09 Cash Dividend Option

Effective with the dividend paid on Employer stock as of September 30, 1990, a Participant shall have the option to elect to receive dividends in cash on Employer stock. This election shall apply to all Participants who have a 100 percent nonforfeitable interest in each of their Accounts pursuant to
Section 5.03.

Participants may elect to receive quarterly dividends in cash as of the end of June and the end of December. Each June election shall apply to the next following September 30 and December 31 quarterly dividends. Each December election shall apply to the next following March 31 and June 30 quarterly dividends. Participant elections shall be made in writing in accordance with procedures and forms provided by the Plan administrator.

Employer dividends not elected in cash shall be reinvested in additional shares of Employer stock.

6.10 Hardship Distributions

Distribution of Compensation Deferral Contributions may be made to a Participant in the event of hardship. For purposes of this Section, hardship is defined as an immediate and heavy financial need of the employee where such employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code.

The following are the only financial needs considered immediate and heavy:

Expenses incurred or necessary for medical care, described in
Section 213(d) of the Code, of the Participant, the Participant's spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or the need to prevent eviction of the Participant from, or a foreclosure on, the mortgage of, the Participant's principal residence.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(a) compensation deferral contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution shall be limited to the applicable limit under Section 402(g) of the Code for such taxable year less the amount of compensation deferral contributions for the taxable year of the hardship distribution;

(b) the Participant has obtained all available distributions, other than-hardship distributions, and all non-taxable loans under this Plan and all other plans maintained by the Employer;

(c) the Participant shall not be permitted to make compensation deferral contributions under this Plan and any other Plan of the Employer for a period of 12 months after the receipt of the hardship distribution; or

(d) the distribution is not in excess of the amount of an immediate and heavy financial need.


ARTICLE VII
LIMITATION ON CONTRIBUTIONS AND BENEFITS

7.01 Limitation of Benefits

(a) Definitions: The following definitions shall apply for purposes of this Section 7.01:

(1) "Annual Addition." Annual Addition means for each Plan Year the sum of the following amounts credited to a Participant's
Accounts for the Limitation Year under all Defined Contribution
Plans maintained by the Employer:

(A) Employer contributions,

(B) Employee contributions,

(C) Forfeitures, and

(D) Any amounts allocated to an individual medical account (as defined in Section 415(1)(2) of the Code) which is part of any pension or annuity plan maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. These amounts are treated as Annual Additions but are not subject to the 25 percent of Compensation limit.

The Annual Addition for any Limitation Year beginning prior to January 1, 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition.

In the event that the Trust has obtained an Exempt Loan pursuant to Article XII, the Annual Addition limitations shall be determined with regard to the contributions used by the Trust to pay the loan and not the allocation to the Profit Sharing Contributions Account of each Participant based upon assets withdrawn from the suspense account established in accordance with the requirements for such Exempt Loan.


Rollover Contributions made by a Participant pursuant to
Section 3.02 hereof, shall not be taken into account in computing
Annual Additions.

    (2) "Compensation." Compensation means a Participant's earned income, wages, salaries, fees for professional and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following:

       (A) Employer contributions to a loan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, Employee contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee or any distributions from a plan of deferred compensation;

       (B) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

       (C) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

       (D) other amounts which received special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee).

   (3) "Defined Contribution Plan." Defined Contribution Plan means a pension plan or profit sharing plan which provides for an individual account for each Participant and for benefits based solely upon the amount contributed to the Participant's account and any income, expenses, gains, losses and any forfeitures of accounts of other Participants which may be allocated to such Participant's account.

(4) "Limitation Year." Limitation Year means the Plan Year.

(b) Limitation on Annual Additions. Any other provision of this Plan to the contrary notwithstanding, the maximum Annual Addition to the Accounts of any Participant under the Plan and any other Defined Contribution Plan maintained by the Employer or the Company may not exceed the lesser of:

(1) $30,000 or, if greater, 1/4 of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as adjusted for the cost of living increases pursuant to Section
415(d) and in effect for the Limitation Year, or

(2) 25 percent of the Participant's Compensation for the Limitation Year.

If, as the result of a reasonable error in estimating a Participant's Annual Compensation, the allocation of forfeitures, or under other limited facts and circumstances as may be provided under the Regulations to Section 415 of the Code, the Annual Addition exceeds the maximum under this and any other Defined Contribution Plan maintained by the Employer, an amount attributable to the Employer's contribution for the current Plan Year necessary to reduce the Annual Addition to the maximum Annual Addition shall be held in a separate account, and shall be utilized to reduce the contribution of the Employer for the next succeeding Plan Year and shall be accounted for accordingly by the Trustee. Any such sums shall not share in the gains or losses of the Trust Fund.

(c) Limitation of Benefits Under All Plans. Where an Employee is a Participant under the Plan and a defined benefit plan maintained by the Employer, the sum of the defined contribution fraction and the defined benefit fraction for any Limitation Year may not exceed 1.0 as computed under the terms and conditions as set forth under Section 415(e) of the Code.

For purposes of computing the defined contribution fraction for any Limitation Year, the numerator shall be the sum of the Annual Addition to the Participant's Accounts during such Limitation Year and for all prior Limitation Years, and the denominator shall be the lesser of:

(1) the product of 1.25 multiplied by the maximum permissible dollar amount under Section 415(c)(1)(A) of the Code for such year and for all prior years or,

(2) the product of 1.4 multiplied by the maximum permissible percentage of compensation contributed under Section 415(c)(1)(B) of the Code for such year and for all prior years.


For purposes of computing the defined benefit plan fraction for any Limitation Year, the numerator shall be the Participant's projected annual benefit under the defined benefit plan as of the end of the Limitation Year and the denominator shall be the lesser of:

(1) the product of 1.25 multiplied by the maximum permissible dollar amount of benefit in effect under Section 415(b)(1)(A) of the Code for such year, or;

(2) the product of 1.4 multiplied by the maximum permissible percentage of compensation limitation of the amount of benefit in effect under Section 415(b)(1)(B) of the Code for such year.

If the Defined Contribution Plans and the defined benefit plans in which an Employee is a Participant satisfy the requirements of
Section 415 of the Code in effect for all Limitation Years beginning prior to January 1, 1987, where necessary, an amount shall be subtracted from the numerator of the defined contribution fraction (not to exceed such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and the defined contribution fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.



ARTICLE VIII
NONDISCRIMINATION REQUIREMENTS

8.01 Definitions

The following definitions shall apply for purposes of this
Article VIII:

(1) "Actual Contribution Percentage. " Actual Contribution
Percentage means the average (expressed as a percentage) of the Actual Contribution Ratios of the Participants in a group.

(2) "Actual Contribution Ratio." Actual Contribution Ratio means the ratio (expressed as a percentage) of the Participant's Employee Contributions and Matching Contributions to the Plan for the Plan Year (and any other plan which is aggregated with ~ . Plan for purposes of meeting the nondiscrimination requirements of Section 401(m) of the Code) to the Participant's Compensation for the Plan Year. The Actual Contribution Ratio of a Participant who is eligible, but neither makes Employee Contributions nor receives Matching Contributions is zero.

(3) "Actual Deferral Percentage." Actual Deferral Percentage means the average (expressed as a percentage) of the Actual
Deferral Ratios of the Participants in a group.

(4) " Actual Deferral Ratio. " Actual Deferral Ratio means the ratio (expressed as a percentage) of the Participant's Elective Contributions for the Plan Year (under the Plan and any other plan which is aggregated with the Plan for purposes of meeting the nondiscrimination requirements of Section 401(k) of the Code) to the Participant's Compensation for the Plan Year. At the option of the Plan Administrator, Qualified Matching Contributions and/or Qualified Nonelective Contributions may be included for purposes of determining each Participant's Actual Deferral Ratio. The Actual Deferral Ratio of a Participant who is eligible but has no Elective Contributions, Qualified Matching Contributions or Qualified Nonelective Contributions is zero.

(5) "Compensation." Compensation means compensation received from the Employer during the Plan Year which is includible in gross income for income tax purposes.

The Plan Administrator may elect to include in Compensation any elective contributions made by such Participant that are not includible in gross income under Section 125, 402(a)(8), 402(h) or 403(b) of the Code. Such election shall be made on a uniform and consistent basis with respect to all Participants and all plans of the Employer for any particular Plan Year. In absence of a specified election to the contrary, Compensation shall include said elective contributions.

(6) "Elective Contributions." Elective Contributions means Compensation Deferral Contributions and any other Employer contributions made to the Plan, and any other plan which is aggregated with the Plan for purposes of meeting the nondiscrimination requirements of Section 401(k) of the Code, that were subject to a cash or deferred arrangement.

(7) "Employee Contributions." Employee Contributions means any contributions to the Plan (and any other plan which is aggregated with the Plan for purposes of meeting the nondiscrimination requirements of Section 401(m) of the Code) that are designated or treated as after-tax Employee contributions and are allocated to a separate account to which attributable earnings and losses are allocated.

(8) "Excess Contributions." Excess Contributions means the excess of: (1) the Elective Contributions, Qualified Matching Contributions and/or Qualified Nonelective Contributions of a Highly Compensated Employee or Family Group for such Plan Year, over 2) the maximum amount of such contributions permitted under the limits determined in accordance with Section 8.02 hereof.

(9) "Excess Aggregate Contributions." Excess Aggregate Contributions means the excess of: (1) the Employee Contributions and Matching Contributions actually made by or on behalf of a Highly Compensated Employee or Family Group for such Plan Year, over (2) the maximum amount of such contributions permitted under the limits determined in accordance with Section 8.03 hereof.

(10) "Family Group." Family Group means a Highly Compensated Employee and a Family Member (or Family Members) who are required to be aggregated for purposes of the nondiscrimination test. If a Participant is required to be aggregated with more than one Highly Compensated Employee or Family Member, all Participants who are members of such Family Groups shall be aggregated as one Family Group.

(11) "Family Member." Family Member means a spouse and any lineal ascendant or descendant of a Highly Compensated Employee who is a 5 percent owner or a Highly Compensated Employee who is one of the top ten paid Highly Compensated Employees, including the spouse of such lineal ascendant or descendent, as defined in
Section 414(1)(6)(B) of the Code.

(12) "Highly Compensated Employee." The term Highly Compensated
Employee includes highly compensated active Employees and highly compensated former Employees.

An active Highly Compensated Employee includes any Employee who performs service for the Employer during the determination year and who during the look back year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look back year or determination year.

If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look back year, the highest paid officer for such year shall be treated as a Highly
Compensated Employee.

For the purpose of determining who is highly compensated, Compensation shall only include compensation received during the determination year or look back year and shall have the meaning provided such term by Plan Section 7.01(a)(2), but without regard to reductions from Code Sections 125, 402(a)(8) and 402)h)(1)(B).

For this purpose, the determination year shall be the Plan Year.
The look back year shall be the 12-month period immediately preceding the determination year.

A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly
Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look back year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5 percent owner or top ten Highly Compensated Employee. For purposes of this Section, Family Member includes the spouse, lineal ascendant and descendants of the Employee or former Employee and the spouses of such lineal ascendant and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identify of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

Before determining who are Highly Compensated Employees, Code
Sections 414(b), (c), (m), (n) and (o) shall first be applied.

The Employer may elect to make the look back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than 12 months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year). In such case, the Employer must make the determination year calculation for the determination year on the basis of the period, if any, by which the applicable determination year extends beyond such calendar year (i.e., the lag period). If the applicable year for which the determination is being made is the calendar year, the Employer still may elect to make the calendar year calculation election. In such case, the look back year calculation is made on the basis of the calendar year determination year and, because there is no lag period, a separate determination year calculation is not required.

In making the determination year calculation on the basis of the lag period, if any, the dollar amounts applicable under this Plan
Section 8.01(12)(i) & (ii) are to be adjusted by multiplying such dollar amounts by a fraction, the numerator of which is the number of calendar months that are included in the lag period and the denominator of which is 12.

If the Employer elects to make the calendar year calculation election with respect to one plan, entity, or arrangement, such election must apply with respect to all plans, entities, and arrangements of the Employer.

(13) "Matching Contributions." Matching Contributions means:

(a) an Employer contribution made to the Plan (or any plan required to be aggregated with the Plan for purposes of the nondiscrimination requirements of Section 401(m) of the Code) on account of Employee Contributions to the Plan;

(b) an Employer contribution made to the Plan (or any plan required to be aggregated with the Plan for purposes of the nondiscrimination requirements of Section 401(m) of the Code) on account of an Elective Contribution to the Plan; or

(c) a forfeiture allocable on the basis of Excess Aggregate
Contributions.

A contribution made by the Employer in order to meet the Top
Heavy minimum contribution requirements of Section 9.04 hereof may not be treated as a Matching Contribution.

(14) "Non-Highly Compensated Employee." Non-Highly Compensated
Employee means any Employee who is neither a Highly Compensated
Employee nor a Family Member.

(15) "Qualified Matching Contribution." Qualified Matching
Contributions means Matching Contributions that are fully vested at the time of contribution and are subject to the withdrawal restrictions of Section 6.06 hereof.

(16) "Qualified Nonelective Contributions." Qualified Nonelective Contributions means Employer contributions, other than Elective Contributions and Matching Contributions, that are fully vested at the time of contribution and are not subject to the withdrawal restrictions of Section 6.06 hereof.

8.02 Nondiscrimination Requirements for Compensation Deferral
Contributions

(a) Actual Deferral Percentage Test. In no event shall the Actual
Deferral Percentage of Participants who are Highly Compensated
Employees exceed the Actual Deferral Percentage of the Participants who are Non-Highly Compensated Employees by more than the greater of:

(1) 125 percent of the Actual Deferral Percentage for
Participants who are Non-Highly Compensated Employees, or

(2) The lesser of 200 percent of the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees or two percentage points higher than the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

In the event that a Highly Compensated Employee participates in a plan (or a group of plans maintained by the Company) that is subject to both the nondiscrimination requirements of Section 401(k) of the Code and the nondiscrimination requirements of
Section 401(m) of the Code, the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the group of Highly Compensated Employees may not exceed the sum of:

(1) 125 percent of:

(A) the Actual Deferral Percentage of the Group of Non-Highly
Compensated Employees; or

(B) the Actual Contribution Percentage of Non-Highly Compensated
Employees; plus

(2) the lesser of:

(A) 2 percent plus the lesser of (l)(a) or (l)(b) above; or

(B) 200 percent of the lesser of (l)(a) or (l)(b) above.

Alternatively, the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the group of the Highly
Compensated Employees may not exceed the sum of:

(1) 125 percent of the lesser of:

(A) the Actual Deferral Percentage of the group of Non-Highly
Compensated Employees; or


(B) the Actual Contribution Percentage of Non-Highly Compensated
Employees; plus

(2) the lesser of:

(A) 2 percent plus the greater of (l)(a) or (l)(b) above; or

(B) 200 percent of the greater of (l)(a) or (l)(b) above.

Any alternative calculation provided by such final regulation shall be incorporated in this Plan by reference and shall apply when and as provided in those regulations.

To the extent that it is necessary, the Actual Deferral
Percentage or the Actual Contribution Percentage of the Highly
Compensated Employee group shall be reduced to comply with this limitation.

(b) Excess Contributions. To the extent that it is necessary in order to comply with the nondiscrimination requirements of
Section 401(k) of the Code, the Actual Deferral Ratio of Participants who are Highly Compensated Employees shall be reduced and the Employer shall distribute the amount of the Excess Contributions, as well as income attributable thereto, to Participants no later than the end of the Plan Year following the Plan Year for which said Excess Contributions were made. The Actual Deferral Ratios of Participants who are Highly Compensated Employees shall be reduced in accordance with the following:

(1) Elective Contributions made on behalf of Participants who are Highly Compensated Employees and who are receiving the highest percentages of Elective Contributions as a percentage of Compensation shall be reduced beginning with the highest of such percentages until the percentage of Elective Contributions of each such Highly Compensated Employee is equal.

(2) If any Excess Contributions remain after the above reduction, Elective Contributions made on behalf of all Participants who are Highly Compensated Employees shall be reduced on a pro rata basis.
Income or loss attributable to Excess Contributions shall be determined in the same proportion that the amount of the Participant's Elective Contributions distributed bears to the balance of his appropriate Account.

The distribution of Excess Contributions and income may be made without the consent of the Participant or his spouse, and shall be considered as income to the Participant for purposes of
Section 61 of the Code.

If the Plan provides for Employee Contributions, the Plan
Administrator may re-characterize Elective Deferrals as Employee
Contributions as an alternative to distributing Excess
Contributions, provided the following requirements are met:

(1) The amount of re-characterized Elective Contributions, when combined with the Highly Compensated Employee's other Employee
Contributions, does not exceed any limit on Employee
Contributions to the Plan, including the nondiscrimination restrictions provided in Plan Section 8.03.

(2) The re-characterized Elective Contributions must be considered as Employee Contributions for the Plan Year in which the Elective Contributions were made.

(c) Special Rules.

(1) The Actual Deferral Ratio of a Family Group is determined by combining the Elective Contributions, and Qualified Matching
Contributions and Qualified Nonelective Contributions if appropriate, and Compensation of all members of the Family Group.

Such Family Group shall be treated as one Participant for purposes of the limitation described in Plan Section 8.02(a) and
(b). The determination and correction of Excess Contributions of a Family Group whose Actual Deferral Ratio is determined under these Family Aggregation Rules shall be accomplished by reducing the Actual Deferral Ratio as required by Plan Section 8.02(b) and allocating the Excess Contributions for the Family Group among the Family Members in proportion to the Elective Contribution of each Family Member that is combined to determine the Actual Deferral Ratio. The Excess Contribution allocated to each Family Member shall be distributed to each Family Member as described in Plan Section 8.02(b).

(2) In the event that the Plan satisfies the requirements of
Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with the Plan, then this Section 8.02 shall be applied by determining the Actual Deferral Ratios of all eligible Participants as if all such plans were a single plan.

(3) For purposes of this Section 8.02, the Actual Deferral Ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible for Elective Contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Company or the Employer shall be determined as if all such contributions were made under a single plan.

8.03 Nondiscrimination Requirements for Matching Contributions and Employee Contributions

(a) Actual Contribution Percentage Test. In no event shall the Actual Contribution Percentage of Participants who are Highly Compensated Employees exceed the Actual Contribution Percentage of the Participants who are Non-Highly Compensated Employees by more than the greater of:

(1) 125 percent of the Actual Contribution Percentage for
Participants who are Non-Highly Compensated Employees, or

(2) The lesser of 200 percent of the Actual Contribution
Percentage for Participants who Non-Highly Compensated Employees or two percentage points higher than the Actual Contribution
Percentage for Participants who are Non-Highly Compensated
Employees.

In the event that a Highly Compensated Employee participates in the Plan and a cash or deferred arrangement maintained by the Employer that is subject to the nondiscrimination requirements of
Section 401(k) of the Code, the sum of the Actual Deferral Percentage for the group of Highly Compensated Employees in the Plan subject to Section 401(k) and the Actual Contribution Percentage for Highly Compensated Employees under this Plan may not exceed the sum of:

(1) 125 percent of the greater of:

(A) the Actual Deferral Percentage of the group of Non-Highly
Compensated Employees; or

(B) the Actual Contribution Percentage of Non-Highly Compensated
Employees; plus

(2) the lesser of:

(A) 2 percent of the lesser of (l)(a) or (l)(b) above; or

(B) 200 percent of the lesser of (l)(a) or (l)(b) above.

Alternatively, the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the group of the Highly
Compensated Employees may not exceed the sum of:

(1) 125 percent of the lesser of:

(A) the Actual Deferral Percentage of the group of Non-Highly
Compensated Employees; or

(B) the Actual Contribution Percentage of Non-Highly Compensated
Employees; plus

(2) the lesser of:

(A) 2 percent of the greater of (l)(a) or (l)(b) above; or

(B) 200 percent of the greater of (l)(a) or (l)(b) above.

Any alternative calculation provided by such final regulation shall be incorporated in this Plan by reference and shall apply when as provided in those regulations.

To the extent that it is necessary, the Actual Deferral
Percentage or the Actual Contribution Percentage of the Highly
Compensated Employee group shall be reduced to comply with this limitation.

(b) Excess Aggregate Contributions. To the extent that it is necessary in order to comply with the nondiscrimination requirements of Section 401(m) of the Code, the Actual Contribution Ratio of Participants who are Highly Compensated Employees shall be reduced and the Employer shall distribute the amount of the vested Excess Aggregate Contributions, as well as income attributable thereto, to Participants no later than the end of the Plan Year following the Plan Year for which said Excess Aggregate Contributions were made.

The Actual Contribution Ratios of Participants who are Highly
Compensated Employees shall be reduced in accordance with the following:

(1) Employee Contributions made by Participants who are Highly Compensated Employees and who are contributing the highest percentage of Compensation shall be reduced beginning with the highest of such percentages until the percentage of Employee Contributions of each such Highly Compensated Employee is equal.

(2) If any Excess Aggregate Contributions remain after the above reduction, then Employee Contributions made by all Participants who are Highly Compensated Employees shall be reduced on a pro rata basis.

(3) If any Excess Aggregate Contributions remain after the above reduction, Matching Contributions made on behalf of Participants who are Highly Compensated Employees and who are receiving the highest percentages of Matching Contributions as a percentage of Compensation shall be reduced beginning with the highest of such percentages until the percentage of Matching Contributions of each such Highly Compensated Employee is equal.

(4) If any Excess Aggregate Contributions remain after the above reductions, Matching Contributions made on behalf of all Participants who are Highly Compensated Employees shall be reduced on a pro rata basis.

Income or loss attributable to Excess Aggregate Contributions shall be determined in the same proportion that the amount of the Participant's Employee Contributions or Matching Contributions distributed bears to the balance of his appropriate Account.

The distribution of Excess Aggregate Contributions and income may be made without the consent of the Participant or his spouse, and shall be considered as income to the Participant, except to the extent of Employee Contributions distributed, for purposes of
Section 61 of the Code.

(c) Special Rules.

(1) The Actual Contribution Ratio of a Family Group is determined by combining the Employee Contributions, Matching Contributions and Compensation of all members of the Family Group.

Such Family Group shall be treated as one Participant for purposes of the limitation described in Plan Section 8.03(a and b). The determination and correction of Excess Aggregate Contributions of a Family Group whose Actual Contribution Ratio is determined under these Family Aggregation Rules shall be accomplished by reducing the Actual Contribution Ratio as required by Plan Section 8.03(b) and allocating the Excess Aggregate Contributions for the Family Group among the Family Members in proportion to the Employee Contributions and Matching Contributions of each Family Member that is combined to determine the Actual Deferral Ratio. The Excess Aggregate Contribution allocated to each Family Member shall be distributed to each Family Member as described in Plan Section 8.03(b).

(2) In the event that the Plan satisfies the requirements of
Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with the Plan, then this Section 8.03 shall be applied by determining the Actual Contribution Ratios of all eligible Participants as if all such plans were a single plan.

(3) For purposes of this Section 8.03, the Actual Contribution Ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions or to receive Matching Contributions to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Company or the Employer shall be determined as if all such contributions were made under a single plan.


ARTICLE IX
TOP HEAVY PROVISIONS

9.01 Definitions

The following definitions shall apply for purposes of this
Article IX:

(a) "Aggregation Group." Aggregation Group shall mean the following:

(1) Each plan of the Employer in which a Key Employee is a Participant;

(2) Each other plan of the Employer (including a terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date for the Plan Year being tested for Top Heavy status) that allows a plan covering a Key Employee to meet qualification requirements under the coverage rules of Section 410 or the anti-discrimination rules of Section 401(a)(4) of the Code;

(3) At the option of the Employer, any other Plan maintained by the Employer as long as the expanded Aggregation Group including such plan or plans continues to satisfy the coverage rules of
Section 410 and the antidiscrimination rules of Section 401(a)(4) of the Code.

(b) "Determination Date." Determination Date shall mean the last day of the Plan Year preceding the Plan Year which is being tested for Top Heavy status. In the first Plan Year, the Determination Date shall mean the last day of the Plan Year which is being tested for Top Heavy status.

(c) "Key Employee." Key Employee means any Employee, former
Employee, or beneficiary of such Employees, who at any time during the Plan Year or the four preceding Plan Years is:

(1) an officer having Annual Compensation from the Employer greater than 50 percent of the Section 415(b)(1)(A) dollar limit
(as adjusted and in effect for that Plan Year);

(2) one of ten employees having Annual Compensation from the Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) both more than an
 .5 percent interest as well as one of the ten largest interests in the Employer. However, if two Employees have the same ownership interest in the Employer, the Employee having the greater Annual Compensation shall be treated as having the larger interest; (3) a 5 percent owner of the Employer; or

(4) a 1 percent owner of the Employer having an Annual
Compensation from the Employer of more than $l.

For purposes of determining the top ten owners, 5 percent owners, or 1 percent owners, ownership is determined without regard to the aggregation rules of Sections 414(b), (c) and (m) of the Code.

(d) "Non-Key Employee." Non-Key Employee means any Employee who is not a Key employee. Non-Key Employees include Employees who are former Key Employees.

(e) "Valuation Date." Valuation Date means the last day of the Plan year.

9.02 Determination of Top Heavy Status

The Plan will be considered Top Heavy if, as of the Determination Date, the present value of cumulative accrued benefits under the Plan for Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits under the Plan for all Employees. In determining the ratio of accrued benefits for Key Employees to all other Employees, the Plan Administrator shall use the procedure as outlined in Section 416(g) of the Code which is incorporated herein by reference. In determining whether the Plan is considered Top Heavy, all plans within the Aggregation Group will be utilized for the calculation. For this purpose, all Employer Contributions, including Compensation Deferral Contributions, and forfeitures shall be taken into account in determining the contribution percentage made on behalf of any Key Employee.

Solely for the purpose of determining if the Plan, or any other plan included in the Aggregation Group is Top Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under:

(a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or the Company, or

(b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 41 l(b)(l)(C) of the Code.

The present value of cumulative accrued benefits of a Participant who has not been credited with an Hour of Service for the Employer maintaining the Plan during the five year period ending on the Determination Date will be disregarded for purposes of this Article IX.

9.03 Combination of Defined Benefit and Defined Contribution Plan

In the event the Plan is deemed to be Top Heavy, the defined benefit and defined contribution fraction set forth in Section 7.01(c) will be calculated by substituting 1.0 for 1.25. If a Non-Key Employee participates in this Plan and a defined benefit plan which are both Top Heavy, the minimum contribution requirement for this Plan and the minimum benefit requirement for the defined benefit plan, pursuant to Section 416 of the Code, will be satisfied if such Participant is provided with a contribution to the Plan equal to 5 percent of Annual Compensation.

9.04 Minimum Contribution

In the event that the Plan in aggregation with any other Defined Contribution Plans of the Employer is determined to be Top Heavy, the Participants who are Non-Key Employees will be eligible for a minimum contribution for such Plan Year. This minimum contribution, which shall be allocated to the Profit Sharing Contributions Account of participants who are Non-Key Employees, will be contributed to this Plan in an amount equal to 3 percent of Annual Compensation or if less, the largest contribution percentage of Annual Compensation provided on behalf of any Key Employee. The minimum contribution required by this Section 9.04 shall be made on behalf of such Participants who are employed as of the last day of the Plan Year regardless of the number of Hours of Service credited to each Participant for such Plan Year, regardless of such Participant's level of Annual Compensation and regardless of whether such Participant is authorizing Compensation Deferral Contributions to the Plan. If this minimum contribution is provided by another Defined Contribution Plan of the Employer, then this Section 9.04 will not apply to this Plan. If part of this minimum contribution is provided by another Defined Contribution Plan of the Employer, then the balance of the minimum contribution shall be provided by this Plan. Compensation Deferral Contributions of Non-Key Employees shall not be considered as part of the minimum contribution required by this Section 9.04.


9.05 Minimum Vesting

In the event the Plan is determined to be Top Heavy, each Participant shall have a nonforfeitable interest in his Accounts at least equal to the following schedule:

Years of Service       Nonforfeitable Percentage

Less than 3                     0 percent
3 or more                     100 percent

Irrespective of this provision, the above schedule shall not apply where the nonforfeitable interest in the Participant's
Accounts under Section 5.03 hereof would be greater.


ARTICLE X
AMENDMENT OR TERMINATION

10.01 Amendment

The Employer reserves the right, at any time and from time to time, to amend in whole or in part either retroactively or prospectively any or all of the provisions of the Plan without the consent of any Participant or his beneficiaries hereunder. Such amendment shall be stated in an instrument executed by the Employer and the Trustee in the same manner and form as the Plan and upon the execution thereof, the Plan shall be deemed to have been amended in the manner therein set forth and the Employer, the Trustee and all Participants and their beneficiaries hereunder shall be bound thereby; provided, however, that no amendment:

(a) shall authorize, cause or permit any part of the Trust Fund
(other than such part as is required to pay taxes and administrative expenses) to be used or diverted to purposes other than the exclusive benefit of the Participants, former
Participants or their beneficiaries or estates.;

(b) shall have the effect of vesting in the Employer any interest in or control over any policies of insurance purchased hereunder or over any part of the Trust Fund subject to the terms of this Plan;

(c) shall affect the rights, duties or responsibilities of the Trustee without its Consent; or

(d) shall have any retroactive effect so as to deprive any Participant of his nonforfeitable interest already accrued, or eliminate an optional form of benefit, except only that any amendment may be made retroactive which is necessary to conform the Plan to mandatory provisions of Federal or State law, regulations or rulings.

Notwithstanding the foregoing, the Employer may unilaterally amend the Plan without Trustee execution if the amendment does not affect the rights, duties or responsibilities of the Trustee. Such amendments, however, must be provided to the Trustee by the Employer.

10.02 Plan Termination or Discontinuance of Contributions

The Employer shall have the right, at any time, to terminate the Plan. Upon such termination, or any partial termination, the entire interest of each affected Participant's Accounts shall become nonforfeitable. Upon the discontinuance of the Employer's contributions or suspension thereof on other than a temporary basis, the entire interest of each affected Participant's Accounts shall become nonforfeitable. Any unallocated funds existing at the time of such termination or discontinuance shall be allocated to the then affected Participants in the same manner as Employer contributions under Section 4.02(a).

In the event the Employer terminates the Plan but does not terminate the Trust Fund, the Trustee, in its sole discretion, may either continue to maintain and administer the Trust Fund or terminate the same. No termination of the Plan shall have the effect of vesting in the Employer any interest in or control over any part of the Trust Fund.

Distribution upon Plan termination shall be made in accordance with the provisions of Article VI hereof.

10.03 Merger, Consolidation or Transfer of Assets

The Plan may be merged, consolidated or its assets or liabilities transferred to any other plan provided each Participant would receive a benefit immediately after such merger, consolidation or transfer, if the successor plan then terminated, which is equal to or greater than the benefit he would have received immediately prior to such merger, consolidation or transfer if the Plan were to have terminated on such date.


ARTICLE XI
ADMINISTRATION

11.01 Plan Administrator

The Employer shall appoint a Committee to administer the Plan. The Committee shall be the Plan Administrator and each member of such Committee shall be a Named Fiduciary. This Committee shall consist of members who may be officers, other employees of the Employer or any other individual. No member shall ever be disqualified from exercising the powers and discretion herein conferred by reason of the fact that such member is or may thereafter be a Participant or entitled to benefits hereunder. The members of the Committee shall serve at the pleasure of the Employer. Any member may resign by delivering his written resignation to the Employer and the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Employer.

(a) Powers and Duties. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to administer the Plan in accordance with the provisions set forth in the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by the Committee shall be conclusive and binding on all persons, subject to the claims procedure as set forth in Section ll.03 hereof.

(b) Organization and Operation of Committee. The Committee shall act by a majority of its members at that time in office and such action may be taken either by a vote at a meeting or taken in writing by unanimous consent without a meeting.

The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountant, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel or other specialists.

(c) Payment of Expenses. The members of the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid by the Employer. Such expense shall include any expenses incident to the functioning of the Committee, including but not limited to, fees of accountants, legal counsel, investment counsel and other specialists, and other costs of administering the Plan. At the option of the Committee, reasonable and necessary expenses of administering the Plan as described in this Section to include expenses incurred to properly communicate the Plan to employees may be paid by the Trustee from the Trust Fund. The Committee shall act as a prudent buyer of services by securing engagement letters and itemized billings.

(d) Limitation on Liability. It is intended to allocate to the Committee only those responsibilities included in this Section and the Employer shall indemnify each Committee member against personal loss by reason of service as a Committee member. The Committee shall have no responsibility for the custody or management of the Trust Fund or for the evaluation of the investment performance of such Trust Fund.

11.02 Records and Reports

The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Committee shall notify the Trustee and the Employer of any action taken by it and, when required, shall notify any other interested person or persons.

11.03 Claims Procedure

A claim for a Plan benefit shall be deemed filed when a written communication is made by a Participant or beneficiary, or the authorized representative of either, which is reasonably calculated to bring the claim to the attention of the Plan
Administrator.

If a claim is wholly or partially denied, notice of such decision shall be furnished to the claimant in writing within 90 days after receipt of the claim by the Plan Administrator. Such notice shall set forth, in a manner calculated to be understood by the claimant: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claim review procedure .

Within 90 days from the receipt of the note of denial, a claimant may appeal such denial to the Plan Administrator for a full and fair review. The review shall be instituted by the filing of a written request for review by the claimant or his authorized representative within the 90 day period stated above. A request for review shall be deemed filed as of the date of receipt of such written request by the Plan Administrator. The claimant or his authorized representative shall have the right to review all pertinent documents, may submit issues and comments in writing and may do such other appropriate things as the Plan Administrator may allow. The decision of the Plan Administrator shall be made not later than 60 days after the receipt of the request for review; unless special circumstances, such as the need to hold a hearing, requires an extension of time, in which case, a decision shall be rendered not later than 120 days after the receipt of a request for review which decision shall be final and binding on such claimant.

11.04 Participants' Right to Vote Employer Stock

Each Participant shall be entitled to direct the exercise of voting rights with respect to the whole shares of stock allocated to said Participant's Account. The Company shall provide to each Participant materials pertaining to the exercise of such rights containing all the information distributed to shareholders as part of its distribution of such information to shareholders. A Participant shall have the opportunity to exercise any such rights within the same time period as shareholders of the Company. In the exercise of voting rights, votes representing fractional shares of stock and shares of stock held in unallocated inventory shall be voted in the same ratio for the election of directors and for and against each issue as the applicable vote directed by Participants with respect to whole shares of stock.


ARTICLE XII
EXEMPT LOAN

12.01 Definition of Exempt Loan

An Exempt Loan is a direct loan of such, a purchase money transaction, an assumption of the obligation of the Plan, or a guarantee of the obligation of the Plan assumed in conjunction with one of the above between the Plan and a party-in-interest as defined in Section 3(14) of ERISA.

12.02 Requirements for an Exempt Loan

Any Exempt Loan entered into by the Plan shall meet the following requirements:

(a) The loan shall primarily be for the benefit of Participants. The rate of interest shall be reasonable and the net effect of the rate of interest and the price of the securities to be acquired with the loan shall be such that Plan assets would not be depleted. The loan shall be made only upon such terms as would result from arm's length negotiations between the Plan and independent third parties.

(b) The proceeds received shall be used only to acquire Employer securities, to repay the loan or to repay a prior Exempt Loan.

(c) The loan shall be made without recourse against the general assets of the Plan. The collateral shall consist only of securities acquired with the proceeds of the loan, or securities acquired with proceeds of a prior Exempt Loan if the prior Exempt Loan is being paid with proceeds of the current Exempt Loan. There shall be no right of any lender to the Plan against assets of the Plan other than collateral given for the loan, contributions made to the Plan to meet the obligations of the loan, and earnings attributable to collateral and investment of the contributions made to meet the obligations of the loan. In the event of default the amount of Employer stock transferred to the lender in satisfaction of a default cannot exceed the amount of such default. In the case of a default in favor of a party-in-interest, the default shall only be to the extent of current payments due.

(d) Payments made by the Plan to repay an Exempt Loan shall not exceed an amount equal to contributions and earnings received during or prior to the year minus such payments in prior years. The Employer stock purchased with the proceeds of the loan shall be held in a suspense account until the stock is released from the suspense account and allocated to the Participants' Profit Sharing Contributions Accounts. Stock released from the suspense account must be equal to an amount calculated by multiplying the amount of encumbered stock by the fraction of the principal and interest paid for the Plan Year divided by the sum of the principal and interest paid for the Plan Year plus principal and interest for all future years.

(e) The Employer stock acquired with the proceeds of an Exempt Loan shall not be subject to any option other than the option provided for in Section 12.03 or a buy-sell or similar arrangement when the stock is held by or distributed from the Plan whether or not the Plan ceases to be an ESOP or the Exempt Loan is fully repaid.

12.03 Right of First Refusal

Employer stock acquired with the assets of an Exempt Loan may be subject to a right of first refusal in the Employer, or in the Plan. The right of first refusal shall comply with the following requirements:

(a) The selling price and other terms under the right of first refusal must be not less favorable to the security holder than the greater of the fair market value of the security as determined under Article XIV, or the purchase price or other terms offered by a third person pursuant to a good faith offer to purchase.

 (b) The right of first refusal must lapse no later than 14 days after the security holder gives written notice to the Employer than an offer by a third party to purchase the stock has been received.


ARTICLE XIII
TRUSTEE

13.01 Fiduciary Status

The Trustee shall be a Named Fiduciary and agrees to accept the duties and responsibilities attendant thereto.

13.02 Establishment and Acceptance of Trust

The Trustee shall receive any contributions paid to it. All contributions so received together with the income therefrom shall be held, managed and administered in the Trust pursuant to the terms of the Plan. The Trustee hereby accepts the Trust created hereunder and agrees to perform its duties under the Plan.

13.03 Trustee's General Powers

The Trustee shall have the following powers and authority in the administration of the Trust Fund:

(a) To primarily hold and invest in Qualifying Employer
Securities such that the Plan maintains its status as an Employee
Stock Ownership Plan, but subject to the Fiduciary requirements of ERISA.

(b) To hold, sell, invest, reinvest, convey, exchange, mortgage, pledge, option, lease for any term of years irrespective of the period of any trust hereunder and with or without privilege or option to purchase (including 99-year leases renewable forever), or otherwise deal in and dispose of all or any part of the Trust property, without order of court at public or private sale, for cash or on credit, for such considerations and on such terms and conditions as the Trustee, in its uncontrolled discretion, may deem either necessary, advisable or expedient; and no purchaser, mortgagee, pledgee, optionee, lessee or any other person or persons dealing with the Trustee shall be required or permitted to see the application of any purchase money or Trust Funds, or be required to inquire into the power or authority of the Trustee or into the validity, necessity, advisability or expediency of any act of the Trustee.

(c) To vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Trust Fund. Such powers shall be subject to the voting rights granted Participants under Article XI.

(d) To cause any securities, real property or other tangible or intangible property held as part of the Trust Fund to be registered or titled in its own name or in the name of one or more of its nominees, and to hold any investments to bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

(e) To borrow in a manner consistent with Article XII regarding
Exempt Loans.

(f) To borrow, for not more than 12 months, for the purpose of the Trust, but not as described in Article XII, in any amount or amounts, not exceeding in the aggregate 25 percent of the fair market value of the Trust Fund as of the date of borrowing and upon such terms and conditions as the Trustee shall deem advisable; and, for any sum so borrowed, to issue promissory notes as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund; an no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expedience or propriety of any such borrowing.

(g) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Trust created hereby, without liability for interest thereof.

(h) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.

(i) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

(j) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings and to represent the Trust Fund in all suits and legal and administrative proceedings.

(k) To employ suitable agents, investment counsel and legal counsel (who may be counsel for the Employer), and to pay their reasonable expenses and compensation.

(l) To do all such acts, take all such proceedings and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purpose of this Trust.

13.04 Payment of Compensation, Expenses and Taxes

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. In the event that a Trustee is also an Employee of the Employer, no compensation shall be payable for services as Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including legal counsel fees and investment counsel fees, incurred in the administration of the Trust Fund. Such compensation and expenses shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income therefrom shall be paid from the Trust Fund.

13.05 Accounting

The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to such transactions shall be opened to inspection and audit at all reasonable times by any person designated by the Plan Administrator.

13.06 Trustee's General Powers

The Trustee shall discharge its duties with respect to the Plan solely in the interest of the Participants and their beneficiaries for the exclusive purpose of providing benefits to Participants and their beneficiaries. The Trustee shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall discharge its duties in accordance with the terms and provisions of the Plan.

13.07 Voting Employer Stock

All unallocated Employer stock of each Participant shall be voted by the Trustee in accordance with instructions received from the Plan Administrator. The Trustee shall not exercise its power to vote any Employer stock for which it has not received instructions .

13.08 Removal, Resignation and Appointment of Successor Trustee

The Trustee may be removed by the Employer at any time upon 30 days' written notice to the Trustee and the Plan Administrator. The Trustee may resign at any time upon 30 days' written notice to the Employer and the Plan Administrator. Upon such removal or resignation of the Trustee, the Employer shall appoint a successor trustee or trustees who shall have the same powers and duties as those conferred upon the Trustee hereunder. Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor the funds and properties then constituting the Trust Fund. The Trustee is authorized, however, to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee.

13.09 Investment Manager

The investment powers conferred upon the Trustee shall be exercised by the Trustee in its sole discretion; provided, however, that the Plan Administrator may, at any time and from time to time, appoint one or more:

(a) banks as defined in the Investment Advisors Act of 1940, or;

(b) persons registered as an Investment Advisor under said Act,

to act as Investment Manager(s) of all such portions of the Trust assets as the Plan Administrator in its sole discretion shall direct. In order to serve as Investment Manager, any such bank or person must state in writing to the Plan Administrator and the Trustee that it meets the requirements set forth in this Section
13.09 to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust during all periods that it shall serve as such. During any period in which an Investment Manager has been appointed and is serving with respect to the Trust assets or any portion thereof, it shall have all powers normally given to the Trustee under this Article XIII with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Investment Manager shall be entitled to receive such reasonable compensation and such reimbursement of his expenses on such basis or in such amounts as may be agreed to or approved from time to time by the Plan Administrator. Such compensation and expenses shall be borne and paid from the Trust as a regular charge and expenses thereof, unless otherwise paid by the Employer. At any time, the Plan Administrator, by written notice to the Investment Manager and the Trustee, may change that portion of the Trust assets subject to management by the Investment Manager. Any Investment Manager may resign at any time y giving written notice to the Plan Administrator and the Trustee of its intention to do so at least 30 days before such resignation is to become effective, unless the Plan Administrator shall accept as adequate a shorter notice. The Plan Administrator may remove any Investment Manager by written notice delivered to the Investment Manager and the Trustee at least 30 days before such removal is to become effective unless the Investment Manager shall accept as adequate a shorter notice. Unless the Plan Administrator appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust assets, the powers, duties and obligations of the Trustee with respect to the portion of the Trust assets formerly managed by the Investment Manager shall be automatically restored.

13.10 Payment of Expenses

Pursuant to instructions of the Company, the Trustee shall pay from the Trust Fund all reasonable and necessary expenses, taxes and charges incurred on behalf of the Fund or the income thereof in connection with the administration or operation of the Trust Fund to the extent that such items are not otherwise paid. No provision of this Plan shall be construed to provide for payment to or the reimbursement of the Trustee (or any employee or agent of the Trustee) with respect to any liability or expense (including counsel fees) that may be incurred by the Trustee (or any employee or agent) having been found to have breached any responsibility it may have under the other provisions of this Plan or any responsibility or prohibition imposed upon it by ERISA.


ARTICLE XIV
INVESTMENT OF THE TRUST FUND

14.01 General Investment Fund

The Trustee shall have the right to combine the Accounts of the Participants, except such portion of the Accounts as may have been otherwise invested pursuant to this Article XIV, into a general fund, hereinafter called the "General Investment Fund", for the purpose of a general trust investment.

The Trustee shall invest and reinvest the principal and income of the General Investment Fund, and shall keep it invested, without distinction between principal and income, in any common or preferred stocks, bonds, notes, mortgages, guaranteed dollar amount or variable dollar amount annuities, or other securities, including qualifying real estate or qualifying securities of the Employer, real estate, shares of regulated investment companies, common or collective trust funds, or in property of any kind or nature, whether or not such investment be expressly authorized or permitted by statutes, court decisions, regulations or other restrictions of law prescribing investments or other actions by fiduciaries, it being the intention that except as otherwise restricted by the provisions of the succeeding paragraphs of this
Section 14.01, the Trustee shall be relieved from all restrictions imposed by present or future laws on investments which may be made by a Trustee; provided, however, the Trustee may, in its discretion, pending investment, temporarily retain in cash or cash balances, or in a savings account maintained by the Trustee in any bank or financial institution, including any bank serving as Trustee hereunder, and bearing a reasonable rate of interest, or in short term government obligations or commercial papers, such portion of the General Investment Fund as it may deem advisable.

In acquiring, investing, reinvesting, exchanging, retaining, selling and managing property for the General Investment Fund, the Trustee shall act solely in the interests of the Participants and beneficiaries of the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

In directing or making such investments, the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law from time to time for trust investment and shall permit the value of any qualifying securities and qualifying real property of the Employer in the General Investment Fund to exceed 10 percent of the fair market value of the General Investment Fund.

The Trustee shall diversify the investments of the General
Investment Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

Any other provision of this Plan to the contrary notwithstanding, the Trustee shall not engage in any prohibited transaction as that term is defined in Section 406 of ERISA.

The Trustee shall revalue the assets of the General Investment Fund at their fair market value as of the end of each Plan Year and at such other time as the Plan Administrator may direct. The Accounts of each Participant shall then be adjusted by apportioning the General Investment Fund, including income, as thus revalued, among Participants Accounts in proportion to the value of their respective interests in the General Investment Fund immediately preceding such revaluation.

14.02 Individual Investment Funds

In accordance with procedures established by the Plan
Administrator, the Trustee shall separately invest and reinvest all or any part of each Participant's Compensation Deferral Contributions Account, Matching Contributions Account and the
Prior Plan Account upon receipt of and in accordance with written directions for investment by such Participant received through the Plan Administrator. Such amounts shall be invested as directed by the Participant, in increments of at least 10 percent, in one or more of the Investment Funds. The Investment Funds shall include, but are not limited to, the following:

(a) Money Market Fund

(b) Bond Fund

(c) Stock Fund

(d) Balanced Fund

The Trustee may, however, in its discretion, pending investment, temporarily retain in cash or cash balance such portion of a Participant's Accounts as it may deem advisable.

A Participant may change the investment of his Accounts by providing the Plan Administrator with written instructions to be effective as of January 1, April 1, July 1 or October 1 of any Plan Year. Said instructions must be received by the Plan Administrator at least 15 days prior to the effective date. The Participant may elect to invest future contributions differently than present account balances.

The Trustee shall revalue the assets of each Investment Fund at their fair market value as of the end of each Plan Year and at such other time as the Plan Administer may direct. The Accounts of each Participant shall then be adjusted by apportioning the Investment Fund, including income, as thus revalued, among Participants' Accounts in proportion to the value of their respective interests in the Investment Fund immediately preceding such revaluation.

Participants who have a Prior Plan Account from the Mid Am Bank Profit Sharing Plan shall have a one-time option to direct the investment of this Prior Plan Account into shares of Cumulative Convertible Preferred Stock Series A. This election is effective May 1, 1992 and may be made by completing forms provided by the Plan Administrator.

14.03 Appraisal of Employer Stock

Annually, as of the last day of the Plan Year, the Employer shall have made an appraisal of the Employer stock by a person who customarily makes such appraisals and who is independent of the Plan or the Employer, but only if the Employer stock is not traded on a recognized exchange. For all purposes except with regard to a transaction between the Plan and a party-in-interest, the value as of the most recent Anniversary Date shall be used. For all transactions between the Plan and a party-in-interest as that term is defined in Section 3(14) of ERISA, the value of the Employer stock must be determined as of the date of the transaction. In the event of such transaction, the Employer shall have made an independent appraisal of the Employer stock as of the date of the transaction by a person who customarily makes such appraisals and who is independent of the plan or the Employer.

14.04 Diversification of Investments

This Section 14.04 applies only to a Participant's Profit Sharing
Contributions Account.

(a) Definitions.

(1) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan.

(2) "Qualified Election Period" means the period of participation after the Participant becomes a Qualified Participant.

(b) Election by Qualified Participants. Each Qualified Participant shall be permitted to direct the Plan as to the investment of 25 percent of the value of the Participant's Profit Sharing Contributions Account during his Qualified Election Period. A Qualified Participant who attains age 60 may direct the Plan as to the investment of 50 percent of the value of his Profit Sharing Contributions Account during his remaining Qualified Election Period.

(c) Method of Directing Investment. The Participant's direction shall be provided to the Plan Administrator in writing; shall be effective no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in subsection (d) below the Participant selects.

(d) Investment Options.

(1) At the election of the Qualified Participant, the Plan shall distribute (notwithstanding Section 409(d) of the Code) the portion of the Participant's Profit Sharing Contributions Account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Qualifying Employer Securities from the Plan. This Section 14.04(d)(1) shall apply notwithstanding any other provision of the Plan other than such provision as require the consent of the Participant to a distribution with a present value in excess of $3,500. If the Participant does not consent, such amount shall be retained in this Plan.

(2) In lieu of distribution under Section 14.04(d)(1) hereof, the Qualified Participant who has the right to receive a cash distribution under Section 14.04(d)(1) hereof may direct the Plan to transfer the portion of the Participant's Profit Sharing Contributions Account that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such Plan permits Employee-directed investment and does not invest in Qualifying Employer Securities to a substantial degree. Such transfer shall be made no later than 90 days after the 1st day of the period during which the election can be made.

(3) In lieu of alternatives (1) and (2) of this Section 14.04(d), the Participant shall be provided an opportunity to select among at least three investment options to include, but not limited to, a stock fund, a bond fund and a money market or cash equivalent fund. The Participant's election shall be made in accordance with rules and procedures established by the Committee with amounts invested in one or more funds in increments of at least 10%.


ARTICLE XV
MISCELLANEOUS

15.01 Participant's Rights

Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund or account, nor any distributions hereunder, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee, or the Plan Administrator except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected thereby.

15.02 Assignment or Alienation of Benefits

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order or any domestic relations order entered before January 1, 1985. For purposes of this Section 15.02, "Qualified Domestic Relations Order" means any domestic relations order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant, and which otherwise meets the requirements of
Section 414(p) of the Code.

As soon as practical after receipt of a domestic relations order, the Plan Administrator shall determine whether it is a Qualified Domestic Relations Order. If the domestic relations order is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall be permitted, in accordance with rules and regulations promulgated by the Internal Revenue Service and the rules and regulations established by the Plan Administrator, to direct the Trustee to make an immediate distribution to the alternate payee (i) if the amount is less than $3,500, (ii) as provided in any such Order, or (iii) as elected by the alternate payee. Such distribution shall be permitted regardless of the age or employment of the Participant and regardless of whether the Participant is otherwise entitled to a distribution.

15.03 Reversion of Funds to Employer

All Employer contributions are conditioned upon their deductibility pursuant to Section 404 of the Code. The Employer shall not directly or indirectly receive any refund on contributions made to the Trust Fund except in the following circumstances:

(a) The contribution was made by reason of a mistake of fact,

(b) the deduction for such contribution is disallowed, or

(c) the initial qualification of the Plan is denied under the Code.

Earnings attributable to any contribution subject to refund shall not be refunded. The amount subject to refund shall be reduced by any loss attributable thereto, and by any amount which would cause the individual account of any Participant to be reduced to less than the balance which would have been in the account had the contribution subject to refund not been made. The return of the contribution shall be made within one (1) year of the mistaken payment, the disallowance of deduction (to be extent disallowed) or the denial of qualification, as the case may be.

Except as provided above, under no circumstances shall any amount of the principal or income of the Trust Fund be used for or diverted to the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former
Participants, and their beneficiaries.

15.04 Third Party Immunity

No third party, including but not limited to life insurance companies and regulated investment companies, shall be deemed to be a party to the Plan for any purpose or to be responsible for the validity of the Plan; nor shall such third party be required to take cognizance of the Trustee or of the Plan Administrator hereunder, nor shall such third party be responsible to see that any action of the Trustee or the Plan Administrator is authorized by the terms of the Plan. Any such third party shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee or the Plan Administrator, as the case may be, or for any change made or action taken by such third party upon such direction; and no such third party shall be obligated to see to the distribution or further application of any monies so paid by such third party.

15.05 Delegation of Authority by Employer

Whenever the Employer, under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized.

15.06 Allocation of Responsibilities

None of the allocated responsibilities or any other responsibilities shall be shared by any two or more Named Fiduciaries unless such sharing is provided by a specific provision of the Plan. Whenever one Named Fiduciary is required to follow the directions of another Named Fiduciary, the responsibility shall be that of the Named Fiduciary giving the directions.

15.07 Construction of Plan

To the extent not in conflict with the provisions of ERISA, all questions of interpretation of the Plan shall be governed by the laws of the State of Ohio.

15.08 Gender and Number

Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.09 Headings

Headings of sections are for general information only, and the Plan is not to be construed by reference thereto.

Executed at Bowling Green, Ohio, the day and year first above written.

                                    Mid Am, Inc.


Robin Wooddall                      by W. Granger Souder
Witness                             Senior Vice President/
                                    General Counsel


                        Mid American National Bank & Trust
                 Company

Karen Simons                    by David E. Judy
Witness                            VP/TO
                                by J. Philip Ruyle SR VP/TO



APPENDIX A
LIST OF PARTICIPATING EMPLOYERS

EMPLOYER                                     EFFECTIVE DATE

Mid Am, Inc.                                 July 1, 1989

Mid American National Bank & Trust Company   July 1, 1989

First National Bank Northwest Ohio           July 1, 1989

Farmers Banking Company                      July 1, 1989

Citizens Building & Loan                      July 1, 1990

Mid Am Information Services, Inc.            January 1, 1991

American Community Bank, NA                  October 31, 1992
   (*merger of Farmers & Citizens)

Home Federal Savings                         January 1, 1993

Apollo Savings                               July 1, 1993

AmeriFirst                                   March 19, 1993
   (* merger of Home Federal & Apollo)